                                                                  Exhibit 23.21








Deloitte Touche Tohmatsu                                          Deloitte
Av. Presidente Wilson 231-22(degree)                              Touche
20030-021 - Rio de Janeiro - RJ                                   Tohmatsu
Brasil

Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br

(Registration No. 333-82136)

Consent of Independent Public Accountants



As Independent Public Accountants, we hereby consent to the use in this Amendment no. 1 to the Registration Statement on Form F-3 of Companhia Vale do Rio Doce (Registration No. 333-82136) of our report dated January 19, 2001, relating to the financial statements of CELMAR S.A. - Industria de Celulose e Papel for the years ended December 31, 2000 and 1999 which appears in such Registration Statement.



/s/ DELOITTE TOUCHE TOHMATSU

DELOITTE TOUCHE TOHMATSU
Independent Auditors

Rio de Janeiro, Brazil, February 25, 2002